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                                                                    EXHIBIT 10.2

                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT
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          THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), is
entered into as of January 1, 2000 by MARKETFIRST SOFTWARE, INC. (the "Company") and PETER R. TIERNEY (the "Executive").

          WHEREAS, the Company desires to secure the services of Executive as President and Chief Executive Officer, and Executive desires to perform such services for the Company on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth below, it is mutually agreed as follows:

                                   ARTICLE I
                                   EMPLOYMENT

     1.1  Term of Employment.  The term of employment of Executive by the
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Company hereunder commenced on July 1, 1998 (the "Commencement Date") and shall continue thereafter on the same terms and conditions for a period of four years unless earlier terminated pursuant to Article IV (such term being hereinafter referred to as the "Employment Period"). The Employment Period shall be extended automatically without further action by either party as of the fourth anniversary of the Commencement Date for a period of one year, unless prior to such date the Company or the Executive shall notify the other in writing of its or his intention not to renew the Agreement, in which case the Agreement shall terminate at the end of the original term. If the Employment Period is extended, it shall thereafter be referred to as the Employment Period.

     1.2  Title, Duties.  The Executive shall serve as President and Chief
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Executive Officer of the Company reporting to the Board of Directors of the
Company (the "Board"). Executive shall perform those duties and responsibilities inherent in such positions, including such duties and responsibilities as the Board shall assign. The Executive agrees to devote his full time and best efforts, attention and energies to the business and interests of the Company; provided, however, the Company acknowledges that Executive may serve on the board of directors of other companies with the prior approval of the Board. Executive shall travel as reasonably required in connection with the performance of his duties hereunder.

                                   ARTICLE II
                           COMPENSATION AND BENEFITS

     2.1  Compensation.  The Company shall pay and Executive shall accept as
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full consideration for his services hereunder, compensation consisting of the following:

          (a) Base Salary. $218,000 per year base salary, payable in installments in accordance with the Company's normal payroll practices, less such deductions or withholdings required by law.
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          (b)  Bonus. A target bonus of $82,000 per year, payable quarterly upon satisfaction of performance goals to be mutually agreed upon by Executive and the Board within 90 days after the Commencement
               Date and within 90 days after the beginning of each calendar year thereafter. Such bonus was prorated for 1998.

          (c) Stock Options. (a) Executive was granted a stock option for 2,263,549 shares of Common Stock of the Company (the "Option") under the Company's 1996 Equity Incentive Plan which such Option was awarded by the Compensation Committee on the Commencement Date. The Option has an exercise price of not more than the fair market value of the Company's Common Stock on the date of grant and, subject to Article IV, shall become vested as to 25% of the shares on the first anniversary of the Commencement Date and 2.08% of the shares monthly for thirty-six months thereafter on the last day of each month during which Executive remains employed with the Company. Executive shall be entitled to pay the exercise price of the Option by tender of a secured full recourse promissory note subject to the terms and conditions et forth in the 1996 Equity Incentive Plan.

     2.2  Benefits.  Subject to all applicable eligibility requirements and
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legal limitations, Executive will be able to participate in any and all 401(k), vacation, medical, dental, life and long-term disability insurance and/or other benefit plans which from time to time may be established for other employees and similarly situated executives of the Company.

     2.3  Reimbursement of Expenses.  The Company will reimburse Executive for
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all reasonable travel, entertainment and other expenses incurred or paid by the
Executive in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement subject to review by the Compensation Committee of the Board.

     2.4  Automobile Allowance.  The Company shall provide the Executive with an
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automobile allowance in the amount of $1,800.00 per month as reimbursement to the Executive of costs and expenses incurred by the Executive for the purchase or lease and maintenance and operation of an automobile for use by the Executive in the performance of the Executive's duties hereunder. Such automobile allowance shall be paid in substantially equal semi-monthly installments.

     2.5  Life Insurance.  The Company shall reimburse the Executive for the
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premiums on a $1,000,000 life insurance policy; provided, however, that such premiums shall not exceed $3,000.00 per year.

     2.6  Annual Physical.  The Company shall reimburse the Executive for all
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costs and expenses incurred by the Executive in connection with a complete annual physical; provided, however, that such reimbursement shall not exceed $1,000.00 per year.

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                                  ARTICLE III
                      CONFIDENTIALITY AND NONSOLICITATION

     3.1 The Executive acknowledges that during the Employment Period he will receive confidential information from the Company and subsidiaries of the Company and the respective clients thereof (each a "Relevant Entity"). Accordingly, the Executive agrees that during the Employment Period (as it may be extended from time to time) and thereafter for a period of two years, the Executive and his affiliates shall not, except in the performance of his obligations to the Company hereunder or as may otherwise be approved in advance by the Company, directly or indirectly, disclose or use (except for the direct benefit of the Company) any confidential information that he may learn or has learned by reason of his association with any Relevant Entity. Upon termination of this Agreement, the Executive shall promptly return to the Company any and all properties, records or papers of any Relevant Entity, that may have been in his possession at the time of termination, whether prepared by the Executive or others, including, but not limited to, confidential information and keys. For purposes of this Agreement, "confidential information" includes all data, analyses, reports, interpretations, forecasts, documents and information concerning a Relevant Entity and its affairs, including, without limitation with respect to clients, products, policies, procedures, methodologies, trade secrets and other intellectual property, systems, personnel, confidential reports, technical information, financial information, business transactions, business plans, prospects or opportunities, (i) that the Company reasonably believes are confidential or (ii) the disclosure of which could be injurious to a Relevant Entity or beneficial to competitors of a Relevant Entity, but shall exclude any information that the Executive is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law.
For purposes of this Agreement, "affiliate" means any entity that, directly or indirectly, is controlled by, or under common control with, the Executive. For purposes of this definition, the terms "controlled" and "under common control with" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting stock, by contract or otherwise.

     3.2 As a part of the consideration between the parties for this Agreement, Executive hereby agrees to enter into the Company's Employee Invention Assignment and Confidentiality Agreement, attached hereto as Exhibit A, contemporaneously with the execution of this Agreement.

                                   ARTICLE IV
                                  TERMINATION

     4.1  Disability. In the event of the permanent disability (as hereinafter
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defined) of Executive during the Employment Period, the Company shall have the right, upon written notice to Executive, to terminate Executive's employment hereunder, effective upon the 30/th/ calendar day following the giving of such notice (or such later day as shall be specified in such notice). Upon the effectiveness of such termination, (i) the Company shall have no further obligations hereunder, except to pay and provide, subject to applicable withholding, (A) all amounts of Base Salary and bonus accrued, but unpaid, at the effective date of termination, and (B) all reasonable unreimbursed business-related expenses, and (ii) Executive shall have no further obligations

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hereunder other than those provided for in Article III hereof. All amounts payable to Executive pursuant to this Section 4.1 shall be payable within 30 days following the effectiveness of the termination of Executive's employment. For purposes of this Agreement, "permanent disability" shall be defined as any physical or mental disability or incapacity which renders Executive incapable in any material respect of performing the services required of him in accordance with his obligations under Article I for a period of 180 consecutive days, or 180 days in any 360 day period.

     4.2  Death.  In the event of the death of Executive during the Employment
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Period, this Agreement shall automatically terminate and the Company shall have no further obligations hereunder, except to pay and provide to Executive's beneficiary or other legal representative, subject to applicable withholding,
(i) all amounts of Base Salary and bonus accrued but unpaid, at the date of death, and (ii) all reasonable unreimbursed business-related expenses. All amounts payable to Executive pursuant to this Section 4.2 shall be payable within 30 days following the date of death.

     4.3  Termination Without Cause. In the event of the termination of
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Executive's employment by the Company without Cause (as defined below) during the Employment Period or upon the Executive's voluntary termination of his employment for Good Reason (as defined below) during the Employment Period, all amounts of Base Salary and bonus accrued but unpaid on the date of termination shall be paid by the Company within 30 days following the date of termination. In addition, if such termination occurs prior to the first anniversary of the Commencement Date, an amount equal to Executive's Base Salary on the date of termination for a period of three months (the "Severance Period") shall be paid by the Company to Executive in one lump sum. If such termination occurs after the first anniversary and prior to the third anniversary of the Commencement Date, the Severance Period shall be 6 months. If such termination occurs after the third anniversary of the Commencement Date, the Severance Period shall be 12 months and the payment shall be paid in four substantially equal payments over the 12-month period following Executive's termination.

     4.4  Termination for Cause; Voluntary Termination. The Company shall only
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be obligated to pay the Base Salary and bonus accrued but unpaid on the date of termination, and shall not be obligated to pay Executive any termination benefits if the Employment Period is terminated for Cause or if Executive voluntarily terminates his employment other than for Good Reason (as defined below). For purposes of this Agreement, "Cause" shall be limited to:

          (a) Willful failure by Executive to substantially perform his duties hereunder, other than a failure resulting from his complete or partial incapacity due to physical or mental illness or impairment;

          (b) A material and willful violation of a federal or state law or regulation applicable to the business of the Company or that adversely affects the image of the Company;

          (c) Commission of a willful act by Executive which constitutes gross misconduct and is injurious to the Company; or

          (d)  A willful breach of a material provision of this Agreement.

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     4.5  Constructive Termination.  Notwithstanding anything in this Agreement
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to the contrary, for purposes of this Agreement, the Employment Period will be deemed to have been terminated and Executive will be deemed to have Good Reason for voluntary termination of the Employment Period ("Good Reason"), if there should occur:

          (a) A material adverse change in Executive's position causing it to be of materially less stature or responsibility without Executive's written consent, and such a materially adverse change shall in all events be deemed to occur if Executive no longer serves as President and Chief Executive Officer reporting to the Board of Directors, unless Executive consents in writing to such change;

          (b) A material reduction, without Executive's written consent, in his level of base compensation (including base salary and fringe benefits) by more than ten percent (10%);

          (c) A relocation of Executive's principal place of employment by more than 50 miles without Executive's consent.

     4.6  Change in Control Benefits.  Should there occur a Change in Control
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(as defined below), then the following provisions shall become applicable:

          (a) Fifty percent (50%) of the portion of all of the Executive's stock options which are unvested on the date of such Change in Control (the "Unvested Options") shall immediately vest and become exercisable. The remaining fifty percent (50%) of the Unvested Options shall continue to vest and become exercisable in accordance with their terms, provided Executive continues to provide services to the Company.

          (b) During the period (if any) following a Change in Control that Executive shall continue to remain employed, then the terms and provisions of this Agreement shall continue in full force and effect.

          For purposes of this Section 4.6, the term "Change of Control" shall mean:

               (y) The sale, lease, conveyance, liquidation or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any person, entity or group of persons acting in concert other than in the ordinary course of business; or

               (y) Any transaction or series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in any Person (as defined in Section 13(h)(8)(E) under the Securities Exchange Act of 1934) becoming the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the aggregate voting power of all classes of common equity of the Company, except if such Person is (A) a subsidiary of the Company, (B) an employee stock ownership plan for employees of the Company or (C) a company formed to hold the Company's common equity securities and

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                    whose shareholders constituted, at the time such company
                    became such holding company, substantially all the shareholders of the Company.

          In the event that the benefits provided to Executive pursuant to
          Section 4.6 of this Agreement (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section 4.6, such severance and benefits would be subject to the excise tax imposed by
          Section 4999 of the Code, then Executive's severance benefits under this Section 4.6 shall be payable either:

                    (A)  in full,

                    (B) as to such lesser amount which would result in no portion of such severance and other benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits under this Agreement.

     Unless the Company and Executive otherwise agree in writing, any determination required under this Section 4.6 shall be made in writing by independent public accountants agreed to by the Company and the Executive (the "Accountants"), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 4.6, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 4.6. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.6.

                                   ARTICLE V
                               GENERAL PROVISIONS

     5.1  Dispute Resolution.  The Company and Executive agree that any dispute
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regarding the interpretation or enforcement of this Agreement shall be decided by confidential, final and binding arbitration conducted by Judicial Arbitration and Mediation Services ("JAMS") under the then-existing JAMS rules, rather than by litigation in court, trial by jury, administrative proceeding, or in any other forum.

     5.2  Cooperation with the Company After Termination of the Employment
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Period. Following termination of the Employment Period by Executive, Executive
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shall fully cooperate with the Company in all matters relating to the winding up of his pending work on behalf of the

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

Company and the orderly transfer of any such pending work to other employees of the Company as may be designated by the Company.

     5.3  Indemnification.  In the event Executive is made, or threatened to be
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made, a party to any legal action or proceeding, whether civil or criminal, by reason of the fact that Executive is or was a director or officer of the Company or serves or served any other corporation fifty percent (50%) or more owned or controlled by the Company in any capacity at the Company's request, Executive shall be indemnified by the Company, and the Company shall pay Executive's related expenses when and as incurred, all to the fullest extent permitted by law.

     5.4  Waiver.  Neither party shall, by mere lapse of time, without giving
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notice or taking other action hereunder, be deemed to have waived any breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other shall neither be construed as, nor constitute a, continuing waiver of such breach or of other breaches by the same or any other provision of this Agreement.

     5.5  Severability.  If for any reason a court of competent jurisdiction or
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arbitrator finds any provision of this Agreement to be unenforceable, the provision shall be deemed amended as necessary to conform to applicable laws of regulations, or if it cannot be so amended without materially altering the intention of the parties, the remainder of the Agreement shall continue in full force and effect as if the offending provision were not contained herein.

     5.6  Notices.  All notices and other communications required or permitted
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to be given under this Agreement shall be in writing and shall be considered effective upon personal service or upon transmission of a facsimile or the deposit with Federal Express or in Express Mail and addressed to the Board at its principal corporate records, or at any other address which he may specify in any appropriate notice to the Company.

     5.7  Counterparts. This Agreement may be executed in any number of
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counterparts, each of which shall be deemed an original and all of which taken together constitutes one and the same instrument and in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

     5.8  Entire Agreement.  The parties hereto acknowledge that each has read
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this Agreement, understands it, and agrees to be bound by its terms.  The parties further agree that this Agreement, the Employee Invention Assignment and Confidentiality Agreement and the referenced stock option agreement shall constitute the complete and exclusive statement of the agreement between the parties and supersedes all proposals (oral or written), understandings, representations, conditions, covenants, and all other communications between the parties relating to the subject matter hereof.

     5.9  Governing Law.  This Agreement shall be governed by the law of the
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State of California.

     5.10 Assignment and Successors.  The Company shall have the right to assign
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its rights and obligations under this Agreement to an entity which acquires substantially all of the assets of the Company. The rights and obligation of the Company under this Agreement shall inure to the benefit and shall be binding upon the successors and assigns of the Company.

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                        "Executive"


                                        ________________________________________
                                        Peter R. Tierney

                                        "Company"

                                        MARKETFIRST SOFTWARE, INC.


                                        By:_____________________________________
                                           Robert W. Sator

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